SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                              FORM 8-K


                            Current Report



          Filed pursuant to Section 12, 13, or 15(d) of the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported)  January 7, 1998



                      INTELLIGENT ELECTRONICS, INC.
                      -----------------------------
             (Exact name of issuer as specified in charter)


       PENNSYLVANIA                 0-15991                23-2208404
(State or Other Jurisdiction      Commission            (I.R.S. Employer
   of Incorporation or            file number            Identification
     Organization)                                           Number)


            411 Eagleview Boulevard, Exton, Pennsylvania 19341
                (Address of principal executive offices)


                          (610) 458-5500
           (Registrant's telephone number, including area code)

Item 5. Other Events
------  ------------

     On January 7, 1998, Intelligent Electronics, Inc. (the "Company") and Ingram Micro Inc. ("Ingram") reached an agreement dated as of November 21, 1997 whereby the material outstanding issues relating to the sale of the Company's Reseller Network to Ingram on July 18, 1997 have been settled.

     As a part of the agreement, which became effective as of January 7, 1998, the Company and Ingram have agreed to the following:

     - The Amended and Restated Volume Purchase Agreement ("VPA") has been terminated and the Company and Ingram have entered into a standard primary source supply agreement to replace the VPA. The supply agreement has no minimum purchase requirements or other volume purchase commitments and can be terminated with 30 days written notice by either party.

     - The escrow account in the amount of $5 million plus accrued interest, which was established to secure the Company's obligations under the VPA, was released to Ingram.

     - The escrow account in the amount of $2.5 million plus accrued interest, which was established pending resolution of certain issues between the Company and Ingram relating to revenues, was released to the Company.

     - All Closing Balance Sheet issues and purchase price adjustments have been resolved. With respect to the escrow account in the amount of $10.0 million, which was established for final settlement of any purchase price adjustments and indemnity claims, Ingram received approximately $3.6 million plus accrued interest thereon, the Company received approximately $4.4 million plus accrued interest thereon and $2.0 million will remain in escrow to cover indemnity claims.

     - The $7.5 million letter of credit used to secure the Company's obligations under the VPA has been terminated and replaced by a $5.0 million letter of credit to cover any indemnity claims. The letter of credit will expire no later than July 18, 2000.

     On January 16, 1998, Ingram filed an indemnity claim relating to a potential breach of covenants, representations and warranties. The Company and Ingram are investigating the facts regarding this claim. Currently, the Company believes there is no basis for indemnification. However, the $2.0 million discussed above will remain in escrow until this claim is resolved.


Item 7.  Financial Statements and Exhibits
------   ---------------------------------

(c)  Exhibits
     --------

   	 10  	Agreement dated as of November 21, 1997 between Intelligent
          Electronics, Inc., XLSource, Inc. and Ingram Micro Inc.

                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  INTELLIGENT ELECTRONICS, INC.



Date: January 23, 1998            By: /s/ Eugene E. Marinelli, Jr.
                                     -----------------------------
                                     Eugene E. Marinelli, Jr.
                                     Vice President and
                                     Chief Financial Officer